Exhibit 10.4

SECURITY AGREEMENT: BUSINESS ASSETS

1.       GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned ENVIROSTAR, INC., a Delaware corporation (“Envirostar”), STEINER-ATLANTIC CORP., a Florida corporation (“Steiner”), DRYCLEAN USA LICENSE CORP., a Florida corporation (“Dryclean”) and WESTERN STATE DESIGN, INC., a Delaware corporation (“Western State; and together with Envirostar, Steiner and Dryclean, individually and/or collectively, the "Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") a security interest in all of the property of Debtor described as follows:

(a)       all accounts, deposit accounts, contract rights, chattel paper, (whether electronic or tangible) instruments, promissory notes, documents, general intangibles, payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising;

(b)       all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor's business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor's places of business or elsewhere;

(c)       all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;

(d)       all money and property heretofore, now or hereafter delivered to or deposited with Bank or otherwise coming into the possession, custody or control of Bank (or any agent or bailee of Bank) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e)       all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

(f)       all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property; and

(g)       all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

(collectively called “Collateral”), together with all proceeds thereof, including whatever is acquired when any of the Collateral or proceeds thereof are sold, leased, licensed, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary and whatever is collected on or distributed on account thereof, including without limitation, (i) all rights to payment however evidenced, (ii) all goods returned by or repossessed from Debtor’s customers, (iii) rights arising out of Collateral, (iv) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, (v) insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral, (vi) returned insurance premiums, and (vii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (hereinafter called "Proceeds").

2.       OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Steiner, Dryclean and Western under those certain Continuing Guaranty agreements dated of even date herewith; (c) all obligations of Debtor and rights of Bank under this Agreement; and (d) all present and future obligations of Debtor to Bank of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3.       TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4.       OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank shall not be required to apply such money to the Indebtedness or other obligations secured hereby or to remit such money to Debtor or to any other party until the full payment of all Indebtedness of Debtor to Bank, and the termination of all commitments to Bank to extend credit to Debtor.

5.       REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor's legal name is exactly as set forth on the first page of this Agreement, and all of Debtor's organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby, any other Lien in favor of Bank or any predecessor of

Bank, or as otherwise agreed to by Bank, or as heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank or a predecessor of Bank, is on file in any public office; (g) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws; and (h) where the Collateral consists of equipment, fixtures, or specific goods, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank.

6.       COVENANTS OF DEBTOR.

(a)       Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems reasonably necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor's records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same (provided that if Debtor fails to so notify Bank or obtain a landlord waiver or warehouseman’s agreement, as applicable, within thirty (30) days after moving such Collateral, Bank’s sole right and remedy with respect to such breach shall be to exclude such Collateral from any calculation of the Asset Coverage Ratio under the Credit Agreement dated as of even date herewith between Borrower and Bank (the “Credit Agreement”); and (vii) to use commercially reasonable efforts to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems reasonably necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)       Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank's security interest in Collateral and Proceeds; (ii)  where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove the Collateral from Debtor's premises except in the ordinary course of Debtor's business; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral that are materially necessary to the operation of Debtor’s business; (v) not to knowingly permit and to use commercially reasonable efforts to remove any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank; (vi) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor's business, the disposal of property and/or equipment replaced in the ordinary course of business, or the disposition of fully depreciated and/or obsolete equipment in the ordinary course of business; (vii) to permit Bank to inspect the Collateral at any time, provided, that prior to an Event of Default (as defined in the Credit Agreement), such inspection shall be during regular business hours of the Debtor and with reasonable prior notice to Debtor; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (ix) if requested by Bank, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (x) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xi) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xii) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiii) in the event Bank elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xiv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

7.       POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) upon the occurrence and during the continuance of an Event of Default to give notice to account debtors or others of Bank's rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank's interest in the Collateral and Proceeds; (g) upon the occurrence and during the continuance of an Event of Default to receive, open and read mail addressed to Debtor; (h) upon the occurrence and during the continuance of an Event of Default to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) upon the occurrence and during the continuance of an Event of Default to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) upon the occurrence and during the continuance of an Event of Default to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank's sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) upon prior notice to Debtor as provided herein prior to an Event of Default, and at any time during the continuation of an Event of Default, to enter onto Debtor's premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8.       PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, and at Bank’s option and subject to any restrictions under applicable law pertaining to usury, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.       EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) an Event of Default under the Credit Agreement; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein and with respect to any such default that by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence, provided, however, if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Debtor be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Debtor shall have an additional period determined by Bank (which shall not in any case exceed an additional thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default; (d) any impairment of the rights of Bank in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor that causes a material adverse effect on the Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value and such condition will have a material adverse effect on the rights of Bank hereunder.

10.       REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or the Business and Commerce Code of the jurisdiction identified in Section 18 below, or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. In addition to any other remedies set forth in this Agreement, Debtor authorizes Bank to engage in “electronic self-help” as defined in and in accordance with applicable law. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (c) at Bank's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral. With respect to any sale or other disposition by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition. In addition, Bank shall have the right to file against each individual government contract of Borrower, Guarantor and/or its subsidiaries, as applicable, in accordance with the terms of the Assignment of Claims Act of 1940, following and during the continuance of an Event of Default.

11.       DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

12.       STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall, to the extent permitted by law, continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13.       MISCELLANEOUS. When there is more than one Debtor named herein: (a) the word "Debtor" shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (iv) make any presentment or demand, or give any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14.       NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15.       COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys' fees (to include outside counsel fees), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether or not suit is brought or foreclosure is commenced, and where suit is brought, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. Notwithstanding anything in this Agreement to the contrary, reasonable attorneys’ fees shall not exceed the amount permitted by law. Whenever in this Agreement Debtor is obligated to pay for the attorneys' fees of Bank, or the phrase "reasonable attorneys' fees" or a similar phrase is used, it shall be Debtor's obligation to pay the attorneys' fees actually incurred or allocated, at standard hourly rates, without regard to any statutory interpretation, which shall not apply, Debtor hereby waiving the application of any such statute. Subject to any restrictions under applicable law pertaining to usury, all of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of any default rate applicable to the Borrower’s outstanding obligations under the Credit Agreement, or Bank’s Prime Rate in effect from time to time.

16.       SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17.       SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18.       GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

19.       INSURANCE PROVISIONS. Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing, to insure the Collateral with Bank named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank.

Envirostar warrants that is an organization registered under the laws of Delaware.

Envirostar warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 290 NE 68th Street, Miami, Florida 33138.

Envirostar warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: 290 NE 68th Street, Miami, Florida 33138 and all vans and trucks owned by Envirostar.

Steiner warrants that is an organization registered under the laws of Florida.

Steiner warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 290 NE 68th Street and 286 NE 67th Street, Miami, Florida 33138.

Steiner warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: 290 NE 68th Street, Miami, Florida 33138 and all vans and trucks owned by Steiner.

Dryclean warrants that is an organization registered under the laws of Florida.

Dryclean warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 290 NE 68th Street, Miami, Florida 33138.

Dryclean warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: 290 NE 68th Street and 286 NE 67th Street, Miami, Florida 33138 and all vans and trucks owned by Dryclean.

Western warrants that is an organization registered under the laws of Delaware.

Western warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 2331 Tripaldi Way, Hayward, CA 94545

Western warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: 1700 Marquardt Avenue, Cerritos, CA 90703, warehouses in Cerritos, Oregon and Washington, and all vans and trucks owned by Western.

IN WITNESS WHEREOF, this Agreement has been duly executed by Debtor, intending to be legally bound hereby, as of October 7, 2016.

ENVIROSTAR, INC., a Delaware corporation

By:/s/ Henry M. Nahmad

Name: Henry M. Nahmad

Title: President

STEINER-ATLANTIC CORP., a Florida corporation

By:   /s/ Michael Steiner

Name:   Michael Steiner

Title:  President

DRYCLEAN USA LICENSE CORP., a Florida corporation

By:   /s/ Michael Steiner

Name:   Michael Steiner

Title:   President

WESTERN STATE DESIGN, INC., a Delaware corporation

By:   /s/ Henry M. Nahmad

Name:   Henry Nahmad

Title:   President